UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                          SEQUOIA-LEGATO, INCORPORATED
                 (Name of small business issuer in its charter)

           Nevada                       6199                   20-8149075
----------------------------  ----------------------------  ----------------
(State or other Jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
    of Incorporation or        Classification Code Number)  Identification No.)
       Organization)

                           1761 Vesper Lane, Suite 10
                           Carlsbad, California 92011
                                 (760) 613-0955
              ----------------------------------------------------
              (address and telephone number of principal executive
                    Offices and principal place of business)

                         Acorn Corporate Services, Inc.
                          3225 McLeod Drive, Suite 110
                             Las Vegas, Nevada 89121
                                 (800) 266-1296
            ---------------------------------------------------------
            (name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer |_|    Accelerated Filer          |_|
Non-Accelerated Filer   |_|    Smaller reporting Company  |X|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  CALCULATION OF REGISTRATION FEE

 Title of Each Class      Amount To Be       Proposed Maximum    Proposed Maximum        Amount of
 of Securities to be       Registered         Offering Price    Aggregate Offering    Registration Fee
     Registered                                  Per Unit            Price (1)

Common Stock par           1,720,000               $1.00           $1,720,000              $67.60
value $0.001 (2)

Total                      1,720,000               $1.00           $1,720,000              $67.60

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) 1,720,000 shares of common stock relate to the Resale Offering by forty-five
(45) selling security holders. This includes 1,090,000 shares beneficially owned by our current officers, directors and affiliated persons.

                             PRELIMINARY PROSPECTUS
                               DATED March 6, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------
                          SEQUOIA-LEGATO, INCORPORATED
--------------------------------------------------------------------------------

                 The Securities Being Offered by Sequoia-Legato,
                    Incorporated Are Shares of Common Stock

Shares offered by Security Holders:              No Minimum - 1,720,000 Maximum

This prospectus relates to 1,720,000 shares of which are owned as of March 6, 2008 and being offered in the Resale Offering, by the security holders named in this prospectus under the caption "Selling Security Holders." The selling security holders may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer. Both Affiliated and non-affiliated selling security holders must sell their shares at the fixed price of $1.00 per share. Our selling security holders are underwriters as defined in the Securities Act of 1933.

Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price. Our common stock is presently not traded on any market or securities exchange. There are no arrangements to place the funds raised in an escrow, trust or similar account.

The purchasers of common stock in this offering may be receiving an illiquid security.
We will not receive any proceeds from the resale of shares of common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus. Sequoia-Legato, Incorporated is a development stage, start-up company and currently only has organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

--------------------------------------------------------------------------------
Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 2 before you decide to purchase any of our common stock.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                                                        Per Share      Total
--------------------------------------------------------------------------------
Price to Public, Resale Offering                          $1.00    $1,720,000.00

Underwriting Discounts and Commissions, Resale Offering    -0-          -0-

Proceeds to Sequoia-Legato, Incorporated                   -0-          -0-


                  The date of this prospectus is March 6, 2008

                                TABLE OF CONTENTS

PART I                                                                       1

PROSPECTUS SUMMARY                                                           1

RISK FACTORS                                                                 2

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS                                 5

USE OF PROCEEDS                                                              6

DETERMINATION OF OFFERING PRICE                                              6

DILUTION                                                                     6

SELLING SECURITY HOLDERS                                                     6

PLAN OF DISTRIBUTION                                                         8

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK      10

DESCRIPTION OF SECURITIES                                                    10

INTEREST OF NAMED EXPERTS AND COUNSEL                                        11

DESCRIPTION OF BUSINESS                                                      11

DESCRIPTION OF PROPERTY                                                      15

LEGAL PROCEEDINGS                                                            15

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION                  16

            Our Business                                                     16

            Results of Operations                                            21

            Liquidity & Capital Resources                                    21

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE                                                         24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                 25

EXECUTIVE COMPENSATION                                                       26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               27

ORGANIZATION WITHIN LAST FIVE YEARS                                          28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                   29

FINANCIAL STATEMENTS                                                         F-1

PART II                                                                     II-1

INFORMATION NOT REQUIRED IN THE PROSPECTUS                                  II-1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                 II-1

INDEMNIFICATION OF DIRECTORS AND OFFICERS                                   II-1

RECENT SALES OF UNREGISTERED SECURITIES                                     II-1

INDEX OF EXHIBITS AND FINANCIAL STATEMENTS                                  II-3

UNDERTAKINGS                                                                II-4

SIGNATURES                                                                  II-5

                                     PART I

                               PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Sequoia-Legato, Incorporated ("Us," "We," "Our," "Sequoia," "SLI," the "Company," or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

--------------------------------------------------------------------------------
The Corporation
--------------------------------------------------------------------------------

Our Business:     The Company is a diversified holdings company which
                  was formed to originate, fund and source funding for asset-based transactions in the private market. The Company intends to acquire and provide funding and insurance to its target companies in the currently underserved $10,000,000 to $100,000,000 asset finance market. The Company intends to provide economical and efficient use of capital while providing a valuable opportunity of loans to and or investment in small and medium sized businesses by providing asset-based funding against marketable "income producing and insurable" assets. Our funding will enable our businesses to compete more effectively, improve operations and increase property value.
                  Although we are a company in its development stage, we have a specific business plan to originate, fund and source funding for asset-based transactions in the private market. We do not consider ourselves a blank check company for the above reasons as well as the fact that we have no preliminary agreements or understandings to enter into a business combination with another company nor plans to engage in a merger with an unidentified company. From November 2006 we have been investigating costs, contemplating website design and templates and products and constructing our intended website.

Our State of      We were incorporated in Nevada on November 27, 2006, as
Organization:     Sequoia-Legato, Incorporated. Our principal executive offices are located at 1761 Vesper Lane, Suite 10, Carlsbad,
                  California 92011. Our phone number is (760) 613-0955.

--------------------------------------------------------------------------------
The Offering
--------------------------------------------------------------------------------

Number of Shares  The selling security holders may sell up to 1,720,000 shares
Being Offered:    of common stock at $1.00 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. Affiliated selling security holders and Non-affiliated selling security holders will sell at the fixed price of $1.00 until we are quoted on the OTCBB or listed on a securities exchange. Our selling shareholders are underwriters as defined under the Securities
                  Act of 1933.

Number of Shares  1,720,000 shares of our common stock are issued and
Outstanding       outstanding. We have no other securities issued.
After the
Offering:

                               PROSPECTUS SUMMARY
                                    Continued

--------------------------------------------------------------------------------
Selected Financial Data
--------------------------------------------------------------------------------

                             December 31, 2007 (Audited)       December 31, 2006 (Audited)
                             ---------------------------       ---------------------------

Balance Sheet

Total Assets                          $ 35,143                       $  - 0 -
Total Liabilities                     $ 46,433                       $    200
Stockholder's Deficiency              $(11,290)                      $   (200)

Statement of Operations              Year Ended             Period from November 27, 2006 to
                            December 31, 2007 (Audited)       December 31, 2006 (Audited)
                            ---------------------------       ---------------------------

Revenue                               $   -0 -                       $  - 0 -
Cost of Goods Sold                    $   -0 -                       $  - 0 -
Operating Expense                     $ 12,210                       $    200
Other Expense                         $   -0 -                       $  - 0 -
Net (Loss)                            $(12,210)                      $   (200)

                                  RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition, and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Our Expansion of Operations.

We must raise additional capital to expand operations. Our current working capital will be sufficient to sustain our current operations for at least twelve months. Currently we are utilizing around $2,000 per month for operations. While our current method of operations follows a sound capital financing program, there is the risk that we may not be able to increase revenue and income due to an inability to generate clients or a higher cost of operations results. Without raising additional capital we may not be able to implement our planned expansion of operations. Investors may lose part or all of their investment if we cannot generate profits for distribution.

(2) We May Not Be Able to Fully Implement Our Expansion Due to Our Lack of Personnel.

On December 31, 2007, we will have completed one year of organizational operations. We lack the number of experienced personnel needed for our expansion. We are unsure whether we will successfully obtain a significant market share without the number of experienced personnel we need and this could prevent us from realizing profits for distribution.

(3) Since We Are A Development Stage Company, Have Generated No Revenues And Lack An Operating History, An Investment In The Shares Offered Herein Is Highly Risk And Could Result In A Complete Loss Of Your Investment If We Are Unsuccessful In Our Business Plans.

Our Company was incorporated in November 2006, we have not yet commenced our business operations, and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

(4) We Are Dependent on Key People with No Assurance That They Will Remain with
Us: Losing such Key Persons Could Mean Losing Revenue.

Our success will depend to a great extent on retaining the continued services of our President/Director, Robert K. Young. Mr. Robert K. Young may not remain with the corporation due to the lack of an employment contract. If we lose our key person, our business may suffer. We depend substantially on the continued services and performance of Mr. Young to generate profits and investors will be at risk to lose some or all of their investment in the event he leaves our Company.

(5) Our Competitors Have Greater Financial and Marketing Resources than We Do and, If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits.

The market for services such as ours is intensely competitive. While our key people have extensive experience in operating as an ongoing business, we have not demonstrated the ability to be consistently profitable. Our inability to generate profits consistently is an ongoing concern. Our ability to increase revenues and generate profits is directly related to our ability to compete with our competitors. We face competition from competing companies in this same market that have possible more financial and marketing resources than we have. These greater resources could permit our competitors to implement extensive advertising and promotional programs that we may not be able to match. There is a high degree of risk that we will not be able to compete successfully in the future.

(6) We Cannot Predict When Or If We Will Produce Revenues, Which Could Result In A Total Loss Of Your Investment If We Are Unsuccessful In Our Business Plans.

We have not yet entered into any contracts and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through a private offering or sale of debt securities. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of a private offering or sale of debt securities. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans. Risks Related To This Offering

(7) There Is No Public Market for Our Shares, and We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop. Our shareholders will be offering shares for sale in a company that has very limited offering of financing services. Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to list the common stock for trading on the over-the-counter ("OTC") Electronic Bulletin Board. Such application will be filed with the National Association of Securities Dealers ("NASD"). We must obtain the services of an NASD approved market maker to file an application for our Company and we do not know if such market maker will be able to obtain a listing or if an established market for our common stock will be developed.

(8) Since We Are Selling up to 1,720,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter or Broker Selling Our Shares.

We are selling in our resale offering up to a maximum of 1,720,000 shares of our common stock on a self-underwritten basis. We are less likely to sell the shares we are offering on a self-underwritten basis than if we were selling the shares through an underwriter. By selling our stock on a self-underwritten basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us. We will undertake efforts on our own to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. This may cause our stockholders to lose all or a substantial portion of their investment.

(9) Because it May Be Difficult to Effect a Change in Control of Sequoia-Legato, Incorporated Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Robert K. Young, President and Director, currently holds approximately 60% of our outstanding voting stock. If Mr. Young chooses to keep all of his stock (that is, he sells none of his stock during this offering), Mr. Young could retain his status as controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Young has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(10) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 1,720,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly. Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(11) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Products Decrease.

We expect our business to be focused on investing, or lending to small to medium size businesses, in the largely underserved $10,000,000 to $100,000,000 marketplace. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. While our lack of diversification has not hurt our profitability in the past, our expansion of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

(12) Changes in the Supply and Demand of Our Services Can Be Volatile and These Changes Will Significantly Impact Our Financial Performance and the Value of Your Investment.

Our results of operations and financial condition will be significantly affected by the supply and demand for our services as well as those of our competitors. Changes in the supply and demand for our services are subject to and determined by market forces over which we have no control. Generally, lower demand will produce lower profit margins. If we experience a sustained period of low demand, such low demand will reduce our ability to generate revenues and our profit margins may significantly decrease or be eliminated and you may lose some or all of your investment.

(13) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(14) Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(15) The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000, as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the "penny stock" rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

                  A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Sequoia-Legato, Incorporated described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)   an abrupt economic change resulting in an unexpected downturn in demand;

(b)   governmental restrictions or excessive taxes on our products;

(c)   over-abundance of companies supplying similar services and products;

(d)   economic resources to support the promotion of products and services;

(e)   expansion plans and access to potential clients; and

(f) lack of working capital that could hinder the promotion of our products and services to a broader based business population.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined by us. The offering price bears no relationship whatsoever to our assets or earnings. The progression of our post split price per share from $0.004 to $1.00 per share is based on two assumptions. First, we arbitrarily assumed that $1.00 per share is an appropriate price. As stated earlier in this document, we have estimated and, therefore believe, that this is the price per share that the market will bear. And, second, Management believes and, therefore assumes, that once Sequoia is listed as a public company, and potential investors see Sequoia's growth potential, the potential liquidity of their investment and Sequoia's Operational Plan for the future, the price of $1.00 per share will seem reasonable to the average investor. Among factors considered were:

(a)   Our capital structure, and

(b)   Our management expertise.

                                    DILUTION

1,720,000 shares of the common stock which may be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders. No common equity has been sold to any promoters.

                            SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,720,000 of the 1,720,000 shares of our common stock issued to them. Selling security holders, Affiliates and Non-affiliates must sell their shares at $1.00 for the duration of this offering. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

                       Table 2.0 Selling Security Holders

--------------------------------------------------------------------------------------------------------------
                              Shares
                           beneficially     Percent      Maximum number                    Position, office
                            owned as of   owned as of     of shares to       Percent       or other material
                            the date of   the date of        be sold       owned after      relationship to
                               this           this         pursuant to     offering is    the Company within
Name of security holder   prospectus (1)   prospectus    this prospectus   complete (2)    last three years
--------------------------------------------------------------------------------------------------------------
Robert Young                 1,060,000       61.63%       1,060,000           61.63%       President,
                                                                                           Secretary, Director
Rick Day                        15,000        0.87%          15,000            0.87%       Director
Dan DeBaun                      15,000        0.87%          15,000            0.87%       Director
Timothy Barker                  15,000        0.87%          15,000            0.87%
Jennifer Barker                 15,000        0.87%          15,000            0.87%
William Barker                  15,000        0.87%          15,000            0.87%
Kathleen Barker                 15,000        0.87%          15,000            0.87%
Nicholas Hutter                 15,000        0.87%          15,000            0.87%
Hernando Otero                  15,000        0.87%          15,000            0.87%
John Trahe                      15,000        0.87%          15,000            0.87%
Alison Trahe                    15,000        0.87%          15,000            0.87%
Christopher Fenton              15,000        0.87%          15,000            0.87%
Colleen Fenton                  15,000        0.87%          15,000            0.87%
Frank Gawenus                   15,000        0.87%          15,000            0.87%
Anita Gawenus                   15,000        0.87%          15,000            0.87%
Rafael Garcia Aguayo            15,000        0.87%          15,000            0.87%
Sandra Trahe                    15,000        0.87%          15,000            0.87%
Gregg Troyanowski, Sr.          15,000        0.87%          15,000            0.87%
Donna Troyanowski               15,000        0.87%          15,000            0.87%
Gregg Troyanowski, Jr.          15,000        0.87%          15,000            0.87%
Gary Troyanowski                15,000        0.87%          15,000            0.87%
Glen Troyanowski                15,000        0.87%          15,000            0.87%
Nicholas Trahe                  15,000        0.87%          15,000            0.87%
Carolyn Pfaff                   15,000        0.87%          15,000            0.87%
Tom Holkenborg                  15,000        0.87%          15,000            0.87%
Shane Kelly                     15,000        0.87%          15,000            0.87%
Jessica Brady                   15,000        0.87%          15,000            0.87%
Rocco Covello                   15,000        0.87%          15,000            0.87%
Rose Covello                    15,000        0.87%          15,000            0.87%
Meghan Barker                   15,000        0.87%          15,000            0.87%
Chris Chavana                   15,000        0.87%          15,000            0.87%
Michael Zielinski, Sr.          15,000        0.87%          15,000            0.87%
Diane Zielinski                 15,000        0.87%          15,000            0.87%
Michael Zielinski, Jr.          15,000        0.87%          15,000            0.87%
Barry Forburger                 15,000        0.87%          15,000            0.87%
Dana Forburger                  15,000        0.87%          15,000            0.87%
Julio Vicente                   15,000        0.87%          15,000            0.87%
Betsy Vicente                   15,000        0.87%          15,000            0.87%
Greg Schwabe                    15,000        0.87%          15,000            0.87%
MaryAnne Schwabe                15,000        0.87%          15,000            0.87%
Carlos Perez                    15,000        0.87%          15,000            0.87%
Francisco Perez                 15,000        0.87%          15,000            0.87%
Anna Biascoechea                15,000        0.87%          15,000            0.87%
Barbara Perez                   15,000        0.87%          15,000            0.87%
Minh Lee                        15,000        0.87%          15,000            0.87%
==============================================================================================================
Total:                       1,720,000                    1,720,000

(1) All of the figures presented in Table 1.0 above have given retroactive effect to the forward stock split of 5:1that occurred on September 7, 2007.
(2) The percentage held in the event none of the 1,720,000 shares in the Resale Offering are sold.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the Company upon completion of the secondary offering.

                              PLAN OF DISTRIBUTION

Resale Offering

Our affiliated and non-affiliated selling security holders, or their pledgees, donees, transferees or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $1.00 per share, or their pledgees, donees, transferees or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $1.00 per share. In a post-effective amendment to this registration we will disclose pledgees, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(d)   privately negotiated transactions;

(e)   short sales;

(f) through the distribution of the shares by the selling security holder to its partners, members or stockholders;

(g) one or more underwritten offerings on a firm commitment or self-underwritten basis; and

(h)   any combination of any of these methods of sale.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the NASD (National Association of Securities Dealers) Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation
M. In general, Regulation M precludes the selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

     IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000, as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

                            DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, of which 1,720,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by Harrison Law, P.A. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock since inception. We anticipate that any earnings in the foreseeable future will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,720,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., 706 East Bell Road, Suite 202, Phoenix, Arizona 85022.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Baum & Company, Certified Public Accountants, our independent certified public accountants whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Baum & Company's reports are given based on their authority as an expert in accounting and auditing. Baum & Company has audited our financials for the Period from November 27, 2006 (inception) to December 31, 2006 and for the Year Ended December 31, 2007. The date of their audit reports on our financial statements is January 31, 2008.

Harrison Law, P.A. is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct or indirect interest in us.

                             DESCRIPTION OF BUSINESS

Business Development

We were originally formed as a corporation on November 27, 2006 under the name Sequoia Legato, Incorporated under the laws of the State of Nevada. On June 4, 2007, we filed Articles of Amendment to the Articles of Incorporation changing the shares of stock authorized from 100,000 to 100,000,000 with a new par value of $0.001 per share.

Our Business

(1) Principal Products or Services and Their Markets

Sequoia-Legato, Incorporated is a diversified investment and financial services corporation, whose principal activity is focused on investing, or lending to small to medium size businesses, in the largely underserved $10,000,000 to $100,000,000 marketplace.

The corporation intends to specialize in three (3) main lines of business (1) loan and or invest money to commercial business that possess marketable and insurable assets whereby the loans are secured by the asset or asset group (2) place insurance for asset title, for lien valuation and against loan loss for each asset tendered for securitization, when required and (3) manage premium revenue, reserves and its asset back securities portfolio. Sequoia-Legato, Incorporated intends to become the preferred stop for the acquisition of small to medium sized businesses to raise capital against marketable, income-producing and insurable assets to enable asset owners to add value to their properties and increase income derived from their properties. The assets Sequoia-Legato, Incorporated intends to fund against will be within the $10,000,000 to $100,000,000 range and will either be income producing or present a very high probability to produce income within a maximum 16-month time horizon. Should the asset possess characteristics whereby Sequoia-Legato, Incorporated can reasonably foresee income within that time horizon, the Company will substitute that income stream for sales revenue that the Company is presently generating while the secured asset readies itself to become income producing. The Company will lend against these assets in a structured and agreed way but in no instance more than 20% of the Company balance sheet. Any securities issued by Sequoia-Legato, Incorporated to fund asset groups shall be made to accredited investors for purposes of purchase, pledge or hypothecation. the Company will insure against "bad" title, the loan to value or lien ratio as well as the repayment of any asset-based loan by setting up a "captive" insurance company that will purchase reinsurance and manage the premium account as an offset to any loss. The captive insurance company will be set up after our initial capital has settled.

Sequoia-Legato, Incorporated has developed a proprietary process by which Life Insurance Backed Collateral instruments are utilized to secure various corporate notes, which include, but are not limited to Medium Term Notes (MTNs) and Corporate Bonds. The proceeds from these offerings are used to fund small to medium size businesses, which require expansion capital, generally from $10,000,000 to $100,000,000.

Notes will be registered with the CUSIP Bureau, and be issued both a CUSIP and ISIN numbers, as well as a "Common Code" from Euroclear by our underwriter. These assets will be held in a trust account, by an appointed trustee responsible for their management on behalf of the investor and our Company.

(2) Methods of Providing Services

Sequoia-Legato, Incorporated will operate through its operations officers to bring in new business and execute existing business. Once the business is introduced Sequoia-Legato, Incorporated will discuss the merits of funding each asset in committee. The committee will vote on whether or not funding is feasible for the asset. When a positive vote is recorded a decision will be made as to the best structure to secure funding. A special purpose vehicle may be set up though Sequoia-Legato, Incorporated's legal department or its Asset Management Committee for this purpose. The captive insurance company will underwrite the risk of title and lien due diligence and loan default loss and reinsurance will be placed for the insurance polices, if such insurance is required. Convertible debentures with an indenture or other debt securities may be floated for selected issues for the term of the asset loan pool.

Sequoia-Legato, Incorporated's operations officers will manage operations capital and the Company portfolio of insurance premiums and the associated risks. Sequoia-Legato, Incorporated will repeat the described process, as needed, but will attempt to limit these issues to between four (4) to six (6) issues per year. We will re-evaluate strategy and policy as the Company and its' operations grow. Depending on business flow we will spin-off our asset backed securities portfolio in or about the second year after first funding of the subsidiary company.

With the implementation of our expansion we will hire five (5) operations officers to cover a specific region(s). We have targeted June 2008 to hire operations officers for this implementation.

Our operations officers will be responsible for business development in their specific region. They will target the specific commercial segment(s) as well as development of business in other industries. We will supply the operations officers with laptop computers and the appropriate software to down/upload data and information throughout the business day.

We anticipate that we will not provide services to out-of-country clients until, and unless, we have completed our website to obtain international business.

(3) Status of Any Publicly Announced New Product or Service.

Sequoia-Legato, Incorporated has developed a proprietary process by which Life Insurance Backed Collateral instruments are utilized to secure various corporate notes, which include, but are not limited to Medium Term Notes (MTNs) and Corporate Bonds. The proceeds from these offerings are used to fund small to medium size businesses, which require expansion capital, generally from $10,000,000 to $100,000,000. While the Internet will provide a new tool for advertising and customer interface, there has been no significant change in the services we provide. We will be utilizing the Internet as a mainstay of our future advertising and support for our operations officers. Additionally our research will be focused on how our competitors are utilizing the internet to provide services to their clients.

(4) Our Competition

In order to compete effectively in the lending and investment industry, a company must provide a wide range of quality services and products at a reasonable cost. This business market as a whole is characterized by intense competition with a large number of companies offering or seeking to develop services and products that will compete with those that we offer. It is our belief, based upon our experience, that the failure rate of small businesses indicates that far too many begin operations prior to having the skills and knowledge necessary for the day-to-day business operations as well as the necessary capital. As a result, we developed our proprietary process by which Life Insurance Backed Collateral instruments are utilized to secure various corporate notes.

The skill sets are both many and varied, and include an intimate working knowledge of the insurance industry, general business management, securities law, trusts and securities underwriting, as well as a working knowledge of the requirements of international buyers, and sellers of securities that include large trusts, financial/banking institutions and institutional buyers - or succinctly, how to properly package, market and sell a financial product such as Sequoia-Legato, Incorporated's.

It is this proprietary knowledge that differentiates our Company from a myriad of others in the financial industry and the investment sector. No other known company in the world has perfected the Company's financing processes.
Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Our competitors may have methods of operation that have been proven over time to be successful. Our methods of operation for our expansion of operations have not been proven to be successful.

(5) Sources and Availability of Raw Materials

We do not utilize any raw materials which could adversely effect our operations.

(6) Dependence on Limited Customers

We do not rely on any one or a limited number of customers for our business. We expect to further increase our client base once we obtain additional funding and ramp up expanded operations. While our target markets are unlimited, we may have to rely on several major industries while we develop other markets.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a)   these agreements will not be breached;

(b)   we would have adequate remedies for any breach; or

(c) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of either our products or services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. We do have to maintain our corporate status as well as any necessary sales tax and business licenses.

(9) Government Regulation

As a diversified investment and financial services provider, we are subject to a variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our activities are subject to local business licensing requirements. Our current business requires that we comply with state corporate filings, city or county business license and the necessary business liability insurance. The requirements of these regulations are minimal and do not cause any undue burden.

(10) Research and Development During Last Two Fiscal Years

During the last two fiscal years no money was spent on research and development.

(11) Cost and Effects of Compliance with Environmental Laws

We are not subject to any federal, state or local environmental laws. Our products and services do not contain any materials that have any environmental elements that require special handling or disposal methods.

(12) Our Employees

As of March 6, 2008 there are no full-time employees at Sequoia-Legato, Incorporated. Mr. Young currently provides the strategic direction and the necessary internal accounting controls for the Company.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission ("SEC"). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at www.sec.gov.

We are not required by the Nevada Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

                            DESCRIPTION OF PROPERTY

The Company currently operates out of our President's personal office space which is located at 1761 Vesper Lane, Suite 10, Carlsbad, California 92011. The Company is not charged rent for utilizing this space. We do not own the property.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new operational formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other diversified holding companies, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance. Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 1,720,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows: The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an "affiliate." An "Affiliate" is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act. Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a two-year holding period.

Cash dividends have not been paid since inception. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have forty-five (45) stockholders of record of our common stock as of March 6, 2008. The CUSIP number for our common stock is 817444-102.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business

Sequoia-Legato, Incorporated is a diversified investment and financial services corporation, whose principal activity is focused on investing, or lending to small to medium size businesses, in the largely underserved $10,000,000 to $100,000,000 marketplace. We have been doing business under the name Sequoia-Legato, Incorporated since 2006. We were originally formed under the laws of the State of Nevada on November 26, 2006. At incorporation, the Company was authorized to issues 100,000 shares of common stock at a par value of $0.001 per share. On June 4, 2007, we filed Articles of Amendment with the Nevada Secretary of State raising the shares of stock authorized to 100,000,000 with par value of $0.001 per share.

As a corporation, the Company has the ability to increase investment in the Company through a greater number of investors. The ability to utilize the capital markets and have our Company quoted on the OTCBB provides liquidity for investors, and we believe this factor makes our Company a more attractive investment vehicle for investors

We intend to establish a larger operations and marketing force by June 2008. We then plan to maximize our services in the third quarter of 2008. We believe it is critical to have a larger presence in the national market so that we can work effectively with local clients as well as the commercial market segment nationally. Using the market experience of our officers and directors as the model, we extrapolated what we believe are realistic goals for operations and revenue to determine the number of operations persons to add to our staff.

We anticipate that the funds from a private offering, assuming that we sell all the offered shares, will provide us sufficient capital for the expansion of our operations, as well as the addition of our operational staff and relocation to a more appropriate facility. We may raise additional funds either through subsequent offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we raise in a private offering, if any. If we are not able to raise additional funds, we will likely not be able to expand our operations.

The Company will issue a series of securities to a limited accredited investor market based on different asset groups to create transactional and operational capital. Thereafter Sequoia-Legato, Incorporated shall arrange to package each asset or asset group into asset-based securities and at a later time thereafter spin-off a special purpose vehicle with an income stream to the accredited investor market. These transactions will accomplish the dual purpose of funding transactions and increasing operational capital and shareholder value. If necessary we will group assets and insure them as to title, liens and against loan loss, when appropriate, prior to issuing any asset backed security. Furthermore, we are setting up a subsidiary management company to manage all asset-based securities outstanding and eventually assist the management of the spin-off special purpose vehicles.

We will compete with traditional institutional lenders. Once our website is operational, however, we will also compete with other Internet-based companies and businesses that have developed or are in the process of developing competing websites. Our website will be developed by a local web design firm and designed to target our current market segments as well as other business markets. We intend to have a user-friendly website which provides prospective clients with a complete listing of our available services. We plan to design our website to allow current and potential clients to "ask a representative" introductory questions via e-mail. We believe that interchange will allow us to tailor our services to each particular client. The increase in business commerce utilizing the Internet has increased dramatically over the last three years. For our industry the Internet has brought potential customers from countries worldwide to doing business with a local business. Capitalizing on this presence requires a website that is not only professional but is functional as well. We have located a local company to assist us in both the design and hosting of our site. For a flat fee they will maintain our site and make any changes necessary when needed. We have allocated $7,000 towards our Internet needs in the event we raise minimal capital through a private offering or debt financing. Should we raise a substantial amount of capital through a private offering or debt financing, we would allocate $50,000 towards our Internet presence. This would allow us to place our company towards the top of search engine results. The major search engines charge a fee for each hit from an individual/business searching under the terms we will list under. The earlier a company desires to have their web page shown in the results determines the amount paid by the Company for each search hit. This cost per hit can range from under $1.00 to as much as $7.00 per search hit. To generate more possible business we will select as many "key" words that a potential customer would use to search by. While we do not have a specific list developed as of March 6, 2008, we have a pending list that includes over twenty (20) search terms.

In addition to the specific cost of search hits, we will seek to do "banner" advertising. Banner advertising is a method whereby a banner will appear on a different website advertising the services of our Company. An individual/business would be able to click on the banner and be directed to our website. The cost of banner advertising is dependent on the size of the banner, the site it is located on and the placement on the page. We have allotted the cost of our website advertising and registry under "Working Capital" Marketing Expenses. Due to the variable nature of these costs, management believes it needs the flexibility to allocate funds for our Internet presence based on the circumstances at the time we begin funding and expanding.

We do not expect to have this website operational until we secure additional capital. We anticipate that we will use a portion of the proceeds from any private offering to develop our website. However, as of the date of this prospectus, our website has not moved beyond the mere discussion phase as we currently lack the necessary funds to begin development of our website. We do believe that it can be fully operational within thirty days after securing funds. We will hire an employee who will coordinate the design and maintenance of our website and provide continual updates to our contracted company with the most current information for our potential clients.

We anticipate that we will use the funds raised in a private offering and revenues generated to hire a marketing director, fund the launching of a sophisticated web site, increase our database accessibility by our operational force and purchase computers to expand into additional markets.

We will need to equip our operational and marketing representatives with telephones, laptop computers and personal communication devices. The necessity of close contact with each rep is a must. Application packages must be uploaded to our headquarters when received so they can be processed expeditiously for customer satisfaction. While the cost of computer equipment has decreased for basic equipment, the needs of our representatives will exceed this basic need. They will require peripheral devices and software that will make each setup complete. We have allocated $30,000 towards these purchases in the event we raise minimal funds from a private offering. In the event we raise substantial funds through a private offering, we have allotted $275,800.00 towards equipment purchases. This will include not only equipment for each representative but also equipment for our headquarters. We will purchase the following equipment to enhance and upgrade our facilities and equipment:

o     Upgraded phone system and T-1 lines

o     Three (3) admin computers with new software

o     Software upgrades

o     Furniture

(i) How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to purchase equipment and expand our operational and marketing staff. While we have the necessary cash and revenue to satisfy our cash requirements for the next twelve months, this would not include any of our plans for expansion. In the event we sell shares in our private placement representing between 25%-75% of our intended goal, we will be able to implement our expansion in accordance with those same percentages. We anticipate that we will use the funds raised in the private offering and revenues generated to fund equipment purchases and office improvement and for marketing activities and working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loans when made, if ever. None of our officers or directors are obligated to pay for our expenses. Moreover, none of our officers or directors has specifically agreed to pay our expenses should we need such assistance.

Our working capital, cash flows, revenue and profits are sufficient to sustain our current operations. The goal of a future private offering is to raise capital to allow for expansion. This expansion will require additional capital and it is our intention to dedicate the funds raised to the execution of the planned expansion.

Management anticipates that our operations will rise in 2008 and beyond as we become more relevant in how we demonstrate our services. If we are able to raise enough capital to implement our proposed Plan of Operation, we believe higher revenues per share should result.

Management believes that the uncertainty regarding future trends revolves more around management's ability to utilize web based technology to market our products in a profitable fashion. Our competitors have a head start in this arena, so there is a level of uncertainty about how successful our proposed strategy will be. Once the strategy is implemented, management will measure results on a monthly basis to see how this trend toward internet-based marketing will affect our profitability in the future.

(ii) Summary of product research and development

We are not currently conducting, nor do we anticipate conducting any research and development activities, other than the development of our proposed website and looking into a possible new industry to target for offering our services. However, we do plan to market ourselves aggressively.

      (a) Marketing Plan

      The first phase is to take Sequoia from a word of mouth approach only, to a web based businesses around the nation. We will first post a job description for our Director of Marketing position with Monster.com in an effort to screen applicants and conduct interviews with qualified candidates. They must possess strong verbal and written communication skills, solid web instincts as it pertains to design and functionality and a basic knowledge of how search engine listings are positioned. They must also possess dynamic leadership skill and the ability to recruit and train new representatives and prepare proposals for future clients. If for some reason, we cannot locate a viable candidate through Monster.com, we will empower an executive recruitment firm to locate qualified candidates for this position. This person will work to move Sequoia to a company with a strong web presence with a vision toward offering our services to companies, locally, regionally and nationally.

      Our Marketing Director will work through a local vendor to launch a website that will enable customers to learn about the products and services we offer, and, to contact us. Since we currently lack any type of website, just the fact that we have a site that is functional will increase our revenues by 15% because of the credibility factor. We believe that we are consistently losing clients to competitors because we lack the credibility of firms who actually have a web site on the internet.

      Our target markets and marketing strategy will be fully developed. Our marketing initiatives will include:

      i. utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and special interest magazines;

      ii.   links to industry focused websites;

      iii.  affiliated marketing and direct mail;

      iv.   presence at industry trade shows; and

      v. promoting our services and attracting businesses through our proposed website.

      We are aware of the value of a good presence at trade shows and conventions for our industry. We have allotted between $1,000 to $14,700 of our working capital should we raise between $250,000 to $1,000,000 in our private offering. The amounts vary greatly depending on how many representatives we can send to trade shows and conventions. By having more of our representatives at trade shows we can build relationships quicker and gain market share at the same time. There are also many regional events for representatives to attend to solicit clients.

      We will develop a high quality brochure to send when we utilize a direct market campaign. We have tentatively set the third quarter of 2008 as a target date for a direct mail campaign. By waiting until the third quarter, our representatives will have sufficient time to develop their skills.

      (b) Operational Strategies

      - Power Point Presentation. We plan to create a flexible Power Point presentation that our marketing department will use to deliver professional presentations specifically tailored to the needs of our target markets. The presentation will have a core section that is generic to all customer segments as well as specific customer segment modules allowing modification of the presentation for the appropriate audience. Additionally, this Power Point presentation will be the basis for brochures and print advertising layout to ensure we have a consistent look through out all our marketing communications.

      - Brochures. We expect to create a brochure featuring our family of services and products. This will be a high quality brochure with extensive detail.

      - Public Relations and Advertising. We plan to implement a campaign to obtain media coverage by publishing persuasive news articles and feature stories that increase the awareness of the business services and further the acceptance of our products, services and technologies as the solution to targeted customer segments.

      (c) Other Markets

      During our limited operations we have developed our target market. Building a reputation for high quality and dependability will lead to existence. These two factors will contribute to our success both in terms of longevity and profitability. Our new representatives will be responsible for more fully developing their geographic markets as well as any potentially new markets.

(iii) Any expected purchase or sale of plant and significant equipment?

While we do not plan on purchasing any plant or single major piece of equipment, we do plan on leasing a newer, more attractive office as a part of our plan, as is the purchase of updated computers, and a combination copier/printer/scanner.

(iv) Employees

Currently, there are no full-time employees at Sequoia-Legato, Incorporated.

We anticipate achieving growth by hiring additional staff, installing computers, and launching a professionally designed website to attract new clients. We plan to hire individuals with the following strengths:

- Operations Officers/Representatives: Sequoia-Legato, Incorporated will operate through its operations officers to bring in new business and execute existing business. Once the business is introduced Sequoia-Legato, Incorporated will discuss the merits of funding each asset in committee. The committee will vote on whether or not funding is feasible for the asset. When a positive vote is recorded a decision will be made as to the best structure to secure funding. A special purpose vehicle may be set up though Sequoia-Legato, Incorporated's legal department or its Asset management committee for this purpose. The captive insurance company will underwrite the risk of title and lien due diligence and loan default loss and reinsurance will be placed for the insurance polices, if such insurance is required. Convertible debentures with an indenture or other debt securities may be floated for selected issues for the term of the asset loan pool.

Sequoia-Legato, Incorporated's operations officers will manage operations capital and the Company portfolio of insurance premiums and the associated risks. Sequoia-Legato, Incorporated will repeat the described process, as needed but will attempt to limit these issues to between four (4) to six (6) issues per year. We will re-evaluate strategy and policy as the Company and its' operations grow. Depending on business flow we will spin-off our ABS portfolio in or about the second year after first funding of the subsidiary company.

- Marketing: This position requires an individual experienced in marketing to small businesses and developing and implementing ongoing marketing strategies. This position will be a liaison between us and those institutions that utilize our services.

- Clerical Assistant: This individual will perform all daily office tasks including, but not limited to, computer input and bookkeeping.

- Computer Assistant: This individual will have web design experience, a working knowledge of computer networks, as well as work with an outside web design firm to establish our proposed website. We believe that our proposed website will be an important tool to expand our area of operations and client base.

Results of Operations

General

We have generated no revenues since inception and have incurred $26,421 in expenses from November 27, 2006 (inception) to December 31, 2007. The following table shows our revenues, expenditures and net losses from inception.

                 Table 5.0 Revenues, Expenditures and Net Income

--------------------------------------------------------------------------------
PERIOD                                  REVENUE     EXPENSES      NET LOSS
--------------------------------------------------------------------------------
Year Ended December 31, 2007             $ -0-      $12,210      ($12,210)

Period from November 27, 2006
(inception) to December 31, 2006         $ -0-      $   200      ($   200)

Although we are seeking to expand our services, the uncertain economy could have a material adverse effect on such plans. While we have seen improvement in the business economy, we cannot be assured that continued recovery will occur.

Other than current working capital, no other source of capital has been has been identified or sought. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so. We expect that we will only be able to complete the first twelve months of our business plan without additional funds. If we are unable to increase revenue we would postpone our cost-intensive plans such as trade shows and advertising while we investigate alternative funding, such as private placement or debt financing. Our directors have verbally agreed to loan the Company funds to complete the registration process and continue operations in a limited scenario until revenues will support operations, but we will require full funding to implement our complete business plan.

Liquidity & Capital Resources

The current market trend has shown a steady increase in both the number of companies utilizing our products and the rate at which small providers are appearing. Management believes it can capitalize on both these trends by utilizing a controlled growth and sound financial plan to locate clients. As we begin acquisition of clients our liquidity increases in two ways. We will begin a revenue stream from applications as well as from our offering of ancillary devices. In the event a downturn in the market occurs, the Company plans to tighten its plan on the acquisition of new clients to avoid overextending the internal resources of the Company as well as straining the external resources through our banking contacts.

Our internal liquidity is provided by our operations. In the event a building is located and can be leased at a price under market value and the building can be remodeled to accommodate the Company, the Company will consider leasing prior to obtaining funds through our private placement or debt financing.

While the capital resources of the Company are limited from a cash perspective, the credit of the officers and directors for guaranteeing any loan necessary is extremely strong. The Company has not established any lines of credit with any banks. In the event operations require additional credit to obtain equipment or other business supplies, our officers and directors are willing to extend their credit to accomplish the purchase.

During the second quarter of 2007, our officers and directors decided to implement actions previously discussed in order to further facilitate the Company's growth and expansion. Pursuant to the Company's Board of Directors' authorization of the sale of shares of the Company's stock at $.001 per share to a maximum of sixty (60) family and close friends of the Company's officers and directors in order to gain additional funding and involvement for the Company's expansion, the Company continued to seek to bring in friends and family as additional shareholders/investors in the Company in order to assist in funding the Company's endeavors. As of August, 2007, the Company had sold additional shares of its common stock pursuant to this authorization. On September 7, 2007 the Company completed a forward stock split of 5:1 for all shareholders of record as of August 27, 2007. During the second quarter of 2007, the Company's management and Board discussed and decided that, while the expansion of its business provides the benefits of diversification and support along with additional revenue streams, it was still not providing sufficient cash flows to facilitate the Company's principal objective of expanding. Accordingly, the Company's Board and management decided to undertake the filing of an S-1 Registration Statement with the Securities and Exchange Commission to register the current issued and outstanding shares. The Board and management additionally decided to target a private placement offering of $1,000,000 to provide sufficient cash resources for the acquisition of office space, employees and equipment necessary to expand operations and provide sufficient working capital to fund operations and marketing. Prior to offering any shares in a private placement the Company will file a Form D with the Securities and exchange Commission as well as register its offering in those states where shares will be sold and that require such state registration.

In summary, Management and the Board also believe the decision to file an S-1 Registration Statement with SEC will provide the Company the opportunity to provide liquidity for purchasers of shares that may be offered in a private placement. The Company believes it has methodically built a unique, well-rounded supporting infrastructure (i.e., providing the additional ancillary supporting products) that, once adequately capitalized, will become a competitive and unique force in the existing market. It is our belief that our cash flow is sufficient to sustain our current level of operations. While operations could be sustained for a long time (over twelve months), there would be minimal to be distributed for the efforts of the officers and directors. To begin expansion, funds will need to be brought into the Company to permit us to move forward with our expansion. Without these funds, management believes it cannot sustain expanding operations.

Management will use its discretion in considering a business combination in the event it does not raise sufficient capital privately or through debt financing for its planned expansion. To maintain its responsibility to protect shareholder value, management will consider a merger, acquisition or other business combination if sufficient capital is not available. Joint venture or strategic alliances will also be considered appropriate forms of business combination. The Company has not entered into discussions with any individual, promoter, public relations firm or other company regarding any business combination.

Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending December 31, 2008.

Plan of Operation

Since we are not offering shares for sale in a primary offering, it is our intention to raise additional capital through private sources or debt financing. In the event we do a private placement of our shares, we will file a Form D with the Commission as well as register our offering in those states that require such registration.

Dilution

While there will be no dilution to existing shareholders from the resale offering, dilution may occur in the event we chose to raise capital through a private offering or debt financing.

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

In the future, we may issue additional shares, options and warrants and we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may further dilute our net tangible book value.

                                 AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $1,000,000 in revenue we rely on our President Robert K. Young for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Young as both our Company President and our audit committee financial expert is not detrimental to the Company. Mr. Young has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer's financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Young has gained this expertise through his formal education and vast experience as Chief Executive Officer to previous companies. He has specific experience coordinating the financials of the Company with public accountants with respect to the preparation, auditing or evaluation of the Company's financial statements.

                       DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors has determined that our Chairman/President, Robert K. Young has developed disclosure controls and procedures that the full Board of Directors believes are in keeping with the intent of the regulations. As our President since inception, coordinating our Company's audits and financial statements, Mr. Young and the full Board of Directors find the Company's disclosure controls and procedures to meet or exceed those required.

                    INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President, Robert K. Young will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

                                 CODE OF ETHICS

We have adopted a code of ethics as of June 25, 2007 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees. Our standards are in writing and will be posted on our website, once our site is operational. Our complete Code of Ethics has been attached to this registration statement as an exhibit. Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge. The following is a summation of the key points of the Code of Ethics we adopted:

o Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;

o     Full compliance with applicable government laws, rules and regulations;

o The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

o     Accountability for adherence to the code.

                              CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. We have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director. We have conducted regular monthly Board of Director meetings on the last business Friday of each month for the last calendar year. Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees. At our annual shareholders meetings each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation. All communications from shareholders are relayed to the members of the Board of Directors.

                                     EXPERTS

Certain of the financial statements of Sequoia-Legato, Incorporated included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Baum & Company, Certified Public Accountants, whose reports thereon appear elsewhere herein and in the registration statement.


                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Sequoia-Legato, Incorporated by Harrison Law, P.A., 6860 Gulfport Blvd. South, #162, South Pasadena, Florida 33707.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On December 19, 2007, we engaged Baum & Company, Certified Public Accountants, as our independent auditor. They are our first auditor and we have had no disagreements with Baum & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our Articles of Incorporation provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

                   Table 3.0 Directors and Executive Officers

Name                 Age    Position
----                 ---    --------

Robert K. Young      48     President, Secretary and Chairman of the Board of
                            Directors

Rick Day             44     Director (1)

Dan DeBaun           51     Director (2)

(1)   This is the first Directorship of a reporting company held by Mr. Day.

(2)   This is the first Directorship of a reporting company held by Mr. DeBaun.

Background of Executive Officers and Directors

- Robert K. Young has served as our President/Chairman of the Board of Directors since our incorporation in November, 2006. Mr. Young is responsible for all of the day-to-day operations. This included sales, research and marketing. The responsibility of hiring and training all new employees falls on Mr. Young. He will develop the necessary job descriptions and Company manuals providing all the policies and procedures of the Company. In coordination with his accountants, he set the internal controls over the accounting and financial management of the Company. Robert Young recently served as the Senior Vice President and General Manager of Federal Telecommunications within SAIC, responsible for strategic direction, major procurement strategy, and acquisitions. Mr. Young is active on the Board of Directors of Applied Engineering Product Company (Salt Lake City, Utah), Daycom Communications (San Diego, CA), Avalon Technologies (Arlington, VA), Touch Technologies Inc. (San Diego, CA) and Priority Payment Services (San Diego, CA). Mr. Young is also active on the Advisory Board for SBC (San Antonio, TX), iPass (Redwood Shores,
CA), S5 Wireless (Draper, Utah), Atreus Systems (Ottowa, CA), Hellosoft Inc (San Jose, CA)., Sofinnova Ventures (San Francisco, CA). Mr. Young is the co-founder of Nirvana Wireless (San Diego, CA.), RFSol (San Jose, CA), and The Panum Group (Bethesda, MD).

Previously, Mr. Young was the Senior Vice President and General Manager of the SAIC Global Telecommunications Group, where he built and managed SAIC's $115 million global commercial telecommunications business. As part of this assignment Mr. Young sponsored SAIC investments in 13 telecommunications companies with SAIC's Venture Capital Corporation and developed formal relationships with clients such as SBC, Qwest, Bell South and The County of San Diego. Previous board assignments include Chairman of ANX Asia Pacific (SAIC/Mitsubishi Joint Venture), Board of Directors SAIC Ltd. Europe, Board of advisors for Wisor Telecom (Bethesda, Md.), Packet Video (San Diego, CA), Airespace, and Clear Technologies (Denver, CO).

Before joining SAIC in 1999, Mr. Young was the Vice President for Global Services for Viasoft, where he was responsible for revenue growth of $35M and for managing more than 200 employees in 55 countries. Prior to that, Mr. Young was a Project Executive with IBM Global Services where he directed the development and implementation of complex networking and ERP software projects including resource planning for more than 600 personnel in IBM's Global Services organization. Before joining IBM, Mr. Young was Executive Program Manager at Lockheed Martin, where he directed an engineering and support staff of more than 450 engineers. Mr. Young has a Bachelor's degree from the College of William and Mary and a Master's degree in Engineering from Oklahoma State University and is a registered Professional Engineer and certified Project Management Professional.

- Rick Day has served as a Director since June, 2007. Rick is currently the Chief Executive Officer of Daycom Systems of San Diego, California. Mr. Day built the company from a startup to a $20 Million telecommunications company. Daycom Systems is a nationwide provider of comprehensive business communication solutions. Offering a full-range of services to help customers plan, design, install and maintain voice and data networks. Daycom Systems optimizes your communications systems by delivering custom, affordable, single-point-of-contact solutions supported by industry-leading services, premier vendors and the technical expertise to make it all work. Our trained and certified engineers, technicians and market specialists support the communications systems of organizations of all sizes in many industry sectors.

With customized maintenance contracts and the ability to deliver products and respond to customers' needs quickly, Daycom Systems gets the "basics" right. Daycom, a fully certified Avaya, Cisco and Siemens Business Partner, is recognized by our commitment to leading-edge technology solutions with a focus on delivering value to our customers.

- Dan DeBaun has served as a Director since June, 2007. Over the past few years, Dan DeBaun has been developing residential properties in the hot Florida real estate market. At the same time, he has been coaching technology companies such as NewCross and Linear on product direction and customer entry strategies. He has consulted with and represented investment/equity companies intending to invest in the telecommunication industry space particularly on equity position investments, acquisitions and mergers. Previous to this work, Dan was in the Telecommunication Industry for 25 years providing leadership in technology and business innovation. As SAIC Corporate VP, Global Solutions, he lead the commercial business development team responsible for establishing industry applicability of SAIC assets and establishing/delivering brand, applications, products and services to the market. Before working for SAIC, he was a senior manager for Telcordia, responsible for large account management serving wireline and wireless customers delivering creative Professional Services and Operation Support System solutions. Dan was instrumental in fundamentally defining very large scale offerings. Earlier in his career, Dan was in AT&T, General Departments as interoffice systems program manager and in Bell Labs, a systems engineer responsible for the introduction of new Interoffice Network Elements.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2006, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2006, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                         Table 7.0 Summary Compensation

------------------------------------------------------------------------------------------------------------------------------------
    (a)               (b)       (c)        (d)        (e)          (f)         (g)             (h)             (i)          (j)
                                                                            Non-Equity
                                                                            Incentive
                                                                               Plan       Non-Qualified        All
 Name and                                            Stock       Option      Compen-        Deferred          Other
 principal                    Salary      Bonus      Awards      Awards       sation      Compensation       Compen-
 position            Year       ($)        ($)        ($)          ($)         ($)        Earnings ($)      sation ($)   Total ($)
------------------------------------------------------------------------------------------------------------------------------------
Robert K. Young       2005      -0-        -0-        -0-         -0-          -0-           -0-                -0-         -0-
(1), President,       2006      -0-        -0-        -0-         -0-          -0-           -0-                -0-         -0-
Secretary and         2007      -0-        -0-        -0-         -0-          -0-           -0-                $188        $188
Chairman of the       YTD
Board of Directors

Rick Day (2),         2005      -0-        -0-        -0-         -0-          -0-           -0-                -0-         -0-
Director              2006      -0-        -0-        -0-         -0-          -0-           -0-                -0-         -0-
                      2007      -0-        -0-        -0-         -0-          -0-           -0-                $15         $15
                      YTD

Dan DeBaun (3),       2005      -0-        -0-        -0-         -0-          -0-           -0-                -0-         -0-
Director              2006      -0-        -0-        -0-         -0-          -0-           -0-                -0-         -0-
                      2006      -0-        -0-        -0-         -0-          -0-           -0-                $15         $15
                      YTD

(1) There is no employment contract with Mr. Young at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract with Rick Day at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(3) There is no employment contract with Dan DeBaun at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

                      Additional Compensation of Directors

Our directors received minimal compensation in June, 2007 thru the issuance of stock and they are not receiving any additional compensation. Compensation for the future will be determined when and if additional funding is obtained.

                        Board of Directors and Committees

Currently, our Board of Directors consists of Robert K. Young, Rick Day and Dan DeBaun. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

                              Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of March 3, 2008, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

                         Table 4.0 Beneficial Ownership

--------------------------------------------------------------------------------------------------------
                                       Amount and Nature of Beneficial        Percent of Class (2)
Title of    Name and Address of                Ownership (1)
Class       Beneficial Owner          Before Offering   After Offering   Before Offering  After Offering
--------------------------------------------------------------------------------------------------------
Common    Robert K. Young              1,060,000         1,060,000             60%              60%
 Stock    1761 Vesper Lane
          Suite 10
          Carlsbad, California
          92011

Common    Rick Day                        15,000            15,000           0.87%            0.87%
 Stock    1761 Vesper Lane
          Suite 10
          Carlsbad, California
          92011

Common    Dan DeBaun                      15,000            15,000           0.87%            0.87%
 Stock    1761 Vesper Lane
          Suite 10
          Carlsbad, California
          92011

Common    All Executive Officers       1,090,000         1,090,000          61.74%           61.74%
 Stock    and Directors as a Group

(1) All of the figures have given retroactive effect to the stock split that occurred on September 7, 2007.

(2) The percentages are based on a Before-Offering total of 1,720,000 shares of common stock issued and outstanding as of the date of this prospectus and no sale of the 1,720,000 selling security holders' shares after the offering.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were formed as a Nevada corporation on November 27, 2006, as Sequoia Legato, Incorporated, pursuant to Section 78, of the Nevada Revised Statutes.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months. In the event we do not raise additional capital through the primary offering we will seek funds from private sources.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business except as follows:

1,090,000 shares of common stock were issued to the three directors for rendered in their capacity as directors. These shares were valued at $0.001 per share which is the price the Board of Directors determined to be the fair market value of the services rendered. The Company recorded $218 of expense related to this transaction.

Moneys were advanced by the Chairman of the Board and Majority Shareholder of the Corporation through the use of his personal credit cards. No interest is being charged to the Corporation

The Company currently operates out of our President's personal office space which is located at 1761 Vesper Lane, Suite 10, Carlsbad, California 92011. The Company is not charged rent for utilizing this space.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following:

Mr. Robert K. Young, President and Chairman of the Board of Directors of the Company, has made loans to the Company. As of December 31, 2007 there was a total of $44,983 due to Mr. Young. These loans are non-interest bearing and due on demand.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Articles of Incorporation do include a provision under Section 78.7502 of the Nevada Revised Statutes, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sequoia-Legato, Incorporated pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

Sequoia-Legato, Incorporated will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

Sequoia-Legato, Incorporated, Inc has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Sequoia-Legato, Incorporated, Incorporated and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

                                Table of Contents

AUDITED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-2

      Balance Sheets as at December 31, 2007 and December 31, 2006           F-3

      Statements of Operations for the Year Ended December 31,
      2007, the Period from November 27, 2006 (inception) to
      December 31, 2006  and  the Period from November 27, 2006
      (inception) to December 31, 2007                                       F-4

      Statements of Changes in Stockholders' Deficit, for Period
      from November 27, 2006 (inception) to December 31, 2007                F-5

      Statements of Cash Flows for the Year Ended December 31,
      2007, the Period from November 27, 2006 (inception) to
      December 31, 2006  and  the Period from November 27, 2006
      (inception) to December 31, 2007                                       F-6

      Notes to the Financial Statements                                      F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sequoia-Legato, Incorporated
Carlsbad, California

We have audited the accompanying balance sheets of Sequoia-Legato, Incorporated (the "Company") as of December 31, 2006 and 2007 and the related statements of operations, stockholders' deficit and cash flows for the for the Year Ended December 31, 2007, the Period from November 27, 2006 (inception) to December 31, 2006 and the Period from November 27, 2006 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sequoia-Legato, Incorporated as of December 31, 2006 and 2007 and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.

January 31, 2008
Coral Springs, Florida  33071

                              Sequoia-Legato, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
                        As at December 31, 2007 and 2006

                                                             2007        2006
                                                           --------    --------

                                     Assets

Current Assets

     Cash                                                  $    143    $     --

     Deferred Registration Fees                              35,000          --

       Total Current Assets                                  35,143          --
                                                           --------    --------

Total Assets                                               $ 35,143    $     --
                                                           ========    ========

                    Liabilities and Stockholders' Deficiency

Current Liabilities

     Accounts and Accrued Expenses Payable                 $  1,450    $     --

     Due to Officer                                          44,983        (200)

       Total Current Liabilities                             46,433         200

Stockholders' Deficiency

     Common Stock - $.001 Par Value. 100,000,000
       Shares Authorized, 1,720,000 and 0 Shares
       Issued and Outstanding at September 30,
       2007 and December 31, 2006 Respectively                  344          --

     Additional Paid-in Capital                                  --          --

     Deficit                                                (13,210)       (200)
                                                           --------    --------

       Total Stockholders' Deficiency                       (11,290)       (200)
                                                           --------    --------

Total Liabilities and Stockholders'  Deficiency            $ 35,143    $     --
                                                           ========    ========

   (The accompanying notes are an integral part of these financial statements)

                           Sequoia-Legato, Inc., Inc.
                          (A Development Stage Company)

                            Statements of Operations

                      For the Year Ended December 31, 2007,
       the Period from November 27, 2006 (inception) to December 31, 2006 and the Period from November 27, 2006 (inception) to December 31, 2007

                                Year Ended        Nov 27, 2006 to    Nov 27, 2006 to
                               Dec 31, 2007        Dec 31, 2006       Dec 31, 2007
                               --------------     --------------     -------------

Expenses
Administrative
  and General                  $       12,810     $          200     $      13,010

     Total Expenses                    12,810                200            13,010
                               --------------     --------------     -------------

Loss before Interest
  Expense                             (12,810)              (200)          (13,010)

     Interest Expense                      --                 --                --
                               --------------     --------------     -------------
Loss before Provision
  for Income Taxes                    (12,810)              (200)          (13,010)

Provision for
  Income Taxes
                               --------------     --------------     -------------

     Net Loss                  $      (12,810)    $         (200)    $     (13,010)
                               ==============     ==============     =============

  Basic
     Loss per Share            $        (0.04)               n/a               n/a

     Weighted
       Average Shares
       Outstanding                    353,035                n/a               n/a

   (The accompanying notes are an integral part of these financial statements)

                           Sequoia-Legato, Inc., Inc.
                          (A Development Stage Company)

                     Statements of Stockholder's Deficiency

     For the Period from November 27, 2006 (inception) to December 31, 2007

                                       COMMON STOCK             DEFICIT
                                -------------------------     ACCUMULATED
                                   NUMBER                     DURING THE
                                     OF                       DEVELOPMENT
                                   SHARES        AMOUNT          STAGE           TOTAL
                                -----------   -----------    -------------    -----------

Balance, November 27, 2006
  (Date of inception)                    --   $        --    $          --    $        --
                                -----------

Loss for the Period from
  November 27, 2006
  (inception) to
  December 31, 2006                      --            --             (200)          (200)
                                -------------------------    -------------    -----------

Balances December 31, 2006               --            --             (200)          (200)

Stock Issued for cash               126,000           126               --            126
Stock Issued for director
  services                          218,000           218               --            218
Additional shares issued on
  for 1 stock split               1,376,000         1,376               --          1,376
Loss for the Year Ended
  December 31, 2007                                                (12,810)       (12,810)
                                -------------------------    -------------    -----------

Balances December 31, 2007        1,720,000   $     1,720    $     (13,010)   $   (11,290)
                                =========================    =============    ===========

   (The accompanying notes are an integral part of these financial statements)

                           Sequoia-Legato, Inc., Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows

                      For the Year Ended December 31, 2007,
       the Period from November 27, 2006 (inception) to December 31, 2006 and the Period from November 27, 2006 (inception) to December 31, 2007

                                                                  Nov 27, 2006
                                                  Year Ended        to Dec 31,     Nov 27, 2006
                                                 Dec 31, 2007          2006       to Dec 31, 2007
                                                 -------------    -------------   ---------------

Net Loss                                         $     (12,810)   $        (200)   $     (13,010)
     Add:Non-Cash Items:
       Stock Issued for Services                           218               --              218
                                                 -------------    -------------    -------------
                                                       (12,592)            (200)         (12,792)
     Change in Non-Cash Working Capital Items:
       Deferred Registration Fees                      (35,000)              --          (35,000)
       Accounts and Accrued Expenses
         Payable                                         1,450               --            1,450
                                                 -------------    -------------    -------------

         Cash Used by Operations                       (46,142)            (200)         (46,342)
                                                 -------------    -------------    -------------

Cash Flows From Financing Activities
     Due to Officer                                     44,783              200           44,983
     Stock Issued for Cash                               1,502               --            1,502
                                                 -------------    -------------    -------------
       Cash Provided By Financing
         Activities                                     46,285              200           46,485
                                                 -------------    -------------    -------------

Change In Cash                                             143               --              143

     Cash, Beginning Of Period                              --               --               --
                                                 -------------    -------------    -------------

     Cash, End Of Period                         $         143    $          --    $         143
                                                 =============    =============    =============

   (The accompanying notes are an integral part of these financial statements)

                          Sequoia-Legato, Incorporated
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                        Year Ended December 31, 2007 and
   the Period from November 27, 2006 (Date of Inception) to December 31, 2006

1.    Basis for Presentation

      Sequoia-Legato, Incorporated (the "Company") was incorporated in the State of Nevada on November 27, 2006 and is in its developmental stage.

      At incorporation, the company had authorized capital of 100,000 common shares, with a par value at $0.001. On June 4, 2007, the Board of Directors adopted a resolution raising the authorized capital of the company to 100,000,000, with the par value remaining at $0.001. On August 28, 2007, the Board of Directors authorized a forward stock split in the ration of 5 for 1, with an effective date of September 7, 2007, with the par value remaining at $0.001. All share and per share amounts included in this document have taken both the forward split and reverse split into account.

2.    Nature of Operations

      a)    Development Stage Activities

      To date, the Company's activities have mainly been organizational, directed at acquiring its principal assets, raising its initial capital and developing its business plan.

      The Company is a diversified holdings company which was formed to originate, fund and source funding for asset-based transactions in the private market. Sequoia-Legato, Incorporated's main products will be to acquire, provide funding and insurance to its target companies. Commencing in November, 2006 the Company was preparing for the roll out of their intended website, investigating costs, contemplating website design and templates and products and constructing our intended website.

      b)    Going Concern

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. We must raise additional capital to expand operations. The current working capital will be sufficient to sustain our current operations for at least twelve months. Currently , the Company is expending approximately $2,000 per month for operations. Without raising additional capital we may not be able to implement our planned expansion of operations. The founder and CEO of the Company is currently funding the limited operations of the Company. The Company anticipates that the successful completion of its S-1 Registration statements will assist the Company in its capital formation.

3.    Significant Accounting Policies

      The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

      a)    Development Stage Company

      The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

      b)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

      c)    Revenue recognition

      The Company has not recognized revenue since its inception. The Company will recognize revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which superseded SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 requires that four basic criteria must be met before revenue can be recognized.

      e)    Cash Equivalents

      The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents, accounts receivable and accounts payable are short-term in nature and the net values at which they are recorded are considered to be reasonable estimates of their fair values. The carrying values of notes payable are deemed to be reasonable estimates of their fair values

      f)    Concentration Risks

      The Company currently has no concentration risks.

      g)    Receivables

      Receivables are recorded net of any allowance for expected losses. Receivable balances are reviewed quarterly to determine if any allowance is required. At December 31, 2007 and December 31, 2006 no allowance was recorded.

      h)    Long Lived Assets

      Fixed assets are recorded at cost. For book purposes depreciation is computed on the straight-line method, based on the estimated useful lives of the assets of generally seven years. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation and Amortization expense was $0 for both periods presented. The Company reviews property, plant and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of its carrying amount to future undiscounted cash flows the assets are expected to generate. If property, plant, and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value.

      i)    Intangible assets

      Intellectual property rights are valued at the date of acquisition by management and amortized over 15 years. The Company continually evaluates the carrying value of goodwill and other intangible assets to determine whether there are any impairment losses. If indicators of impairment are present in intangible assets used in operations and future cash flows are not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified.

      j)    Advertising

      Advertising costs are expensed as costs are incurred.

      l)    Organizational and Start Up Costs

      Costs of start up activities, including organizational costs, were expensed as incurred.

      m)    Basic and Diluted Loss Per Share

      In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For both periods presented, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

      o)    Income Taxes

      The Company is treated as a corporation for federal income tax purposes. Consequently, federal income taxes are payable by the Company and its shareholders. The Company's net income or loss is taxed. Shareholders are taxed individually on any distributions made of the Company's earnings. See also Note 10.

4.    Share Capital

      a)    Issued Shares

      At incorporation, the company had authorized capital of 100,000 common shares, with par value at $0.001. On June 4, 2007, the Board of Directors adopted a resolution raising the authorized capital of the company to 100,000,000, with par value remaining at $0.001.

      On August 28, 2007, the Board of Directors authorized a forward stock split in the ration of 5 for 1, with an effective date of September 7, 2007. Following the stock split the number of issued and outstanding shares in the Company totaled 1,720,000.

      The par value of the common stock remained unchanged at $0.001 and the number of authorized common shares remained at 100,000,000.

      All share and per share amounts included in these financial statements have taken into account the forward split described above.

      c)    Stock Issued for Services

      On June 4, 2007, the Company issued 1,090,000 shares (218,000 pre-split) of stock to three individuals for services rendered.

5.    Related Party Transactions

      The 1,090,000 shares issued for services described in Note 4 (c) were issued to directors of the Corporation. These shares were valued at $0.001 per share which is the estimated fair market value of the services rendered on the date of the transaction. The Company recorded $218 in salary expense related to this transaction.

      A shareholder and CEO has advanced funds for the commencement of the Company's operations. These advances are unsecured, non-interest bearing and have no repayment schedule. In addition, the Company operates out of limited office space provided by the same shareholder at no charge.

6.    Income Taxes

      Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company has established a 100% valuation allowance against this deferred tax asset, as the Company has no history of profitable operations.

      The differences between Federal income tax rate and the effective income tax rate as reflected in the accompanying statements of operations are:

                                        December 31, 2007      December 31, 2006
                                        -----------------      -----------------

Statutory federal income tax rate              34%                   34%
State Rate (Net of Federal Benefit)             6                     0
Valuation allowance                           (40)                  (34)
Effective tax rate                             --%                   --%

      The Company was incorporated in Nevada and not subject to state income taxes in 2006. In 2007, it opened its offices in California and became subject to CA taxation. There is no minimum tax in California in the initial year of operations. Subsequently, the minimum annual state franchise tax in California will be $800.


                    - Rest of Page Intentionally Left Blank -

(Outside Back Cover Page Prospectus)

Until July ____, 2008 (120 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


PART I

PROSPECTUS SUMMARY

RISK FACTORS

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

SELLING SECURITY HOLDERS

PLAN OF DISTRIBUTION

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

DESCRIPTION OF SECURITIES

INTEREST OF NAMED EXPERTS AND COUNSEL

DESCRIPTION OF BUSINESS

DESCRIPTION OF PROPERTY

LEGAL PROCEEDINGS

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

            Our Business

            Results of Operations

            Liquidity & Capital Resources

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ORGANIZATION WITHIN LAST FIVE YEARS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

FINANCIAL STATEMENTS

SIGNATURES

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Sequoia-Legato, Incorporated in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee                                             $52.81
Federal taxes, state taxes and fees                              $0
Printing and Engraving Expenses                                 $25
Accounting Fees and Expenses                                $10,000
Legal Fees and Expenses                                        $500
Transfer Agent's Fees and Expenses                             $800
Miscellaneous                                                $5,000
Total                                                       $16,325

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Indemnification of Directors and Officers

Our Articles of Incorporation do include a provision under Section 78.7502 of the Nevada Revised Statutes, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

In addition, our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Sequoia-Legato, Incorporated's common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Sequoia-Legato, Incorporated were issued by Sequoia within the past three (3) years and were not registered under the Securities Act of 1933:

(a) On June 4, 2007 the Board of Directors authorized the sale of up to one hundred eighty thousand (180,000) additional shares of stock. The Company sold one hundred twenty-six thousand (126,000) of the authorized one hundred eighty thousand (180,000) shares and then closed the sale of additional shares. The sale of stock to the following individuals was issued shares from the authorized capital stock for additional paid-in-capital. These shares were exempt from registration pursuant to

      Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. There was no information transmitted by electronic means or by use of the Internet. Shares were sold to friends, family and personal business acquaintances of the President, Robert K. Young. Each individual had specific knowledge of the Company's operation that was given to them personally by the President, Robert K. Young. Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our Company. The sale of the shares occurred between June 4, 2007 and August 27, 2007 to the following individuals. Upon receipt of the executed subscription agreements, the sale of any additional shares was closed by the Board of Directors. The following table gives effect to the forward stock split of 5:1 that occurred on September 7, 2007.

   Name of Stockholder    Shares Received    Date Shares Sold     Consideration
--------------------------------------------------------------------------------
Timothy W. Barker              15,000           8/27/2007             $3.00

Jennifer L. Barker             15,000           8/27/2007             $3.00

William R. Barker              15,000           8/27/2007             $3.00

Kathleen Barker                15,000           8/27/2007             $3.00

Nicholas Hutter                15,000           8/27/2007             $3.00

Hernando Otero                 15,000           8/27/2007             $3.00

John Trahe                     15,000           8/27/2007             $3.00

Alison Trahe                   15,000           8/27/2007             $3.00

Christopher Fenton             15,000           8/27/2007             $3.00

Colleen Fenton                 15,000           8/27/2007             $3.00

Frank Gawenus                  15,000           8/27/2007             $3.00

Anita Gawenus                  15,000           8/27/2007             $3.00

Rafael Garcia Aguayo           15,000           8/27/2007             $3.00

Sandra A. Trahe                15,000           8/27/2007             $3.00

Gregg Troyanowski, Sr.         15,000           8/27/2007             $3.00

Donna Troyanowski              15,000           8/27/2007             $3.00

Gregg Troyanowski, Jr.         15,000           8/27/2007             $3.00

Gary Troyanowski               15,000           8/27/2007             $3.00

Glen Troyanowski               15,000           8/27/2007             $3.00

Nicholas A. Trahe              15,000           8/27/2007             $3.00

Carolyn Pfaff                  15,000           8/27/2007             $3.00

Tom Holkenborg                 15,000           8/27/2007             $3.00

Shane Kelly                    15,000           8/27/2007             $3.00

Jessica Brady                  15,000           8/27/2007             $3.00

Rocco J. Covello               15,000           8/27/2007             $3.00

Rose Covello                   15,000           8/27/2007             $3.00

Meghan Barker                  15,000           8/27/2007             $3.00

Chris Chavana                  15,000           8/27/2007             $3.00

Michael Zielinski, Sr.         15,000           8/27/2007             $3.00

Diane Zielinski                15,000           8/27/2007             $3.00

Michael Zielinski, Jr.         15,000           8/27/2007             $3.00

Barry Forburger                15,000           8/27/2007             $3.00

Dana Forburger                 15,000           8/27/2007             $3.00

Julio Vicente                  15,000           8/27/2007             $3.00

Betsy Vicente                  15,000           8/27/2007             $3.00

Greg Schwabe                   15,000           8/27/2007             $3.00

MaryAnne Schwabe               15,000           8/27/2007             $3.00

Carlos Perez                   15,000           8/27/2007             $3.00

Francisco Perez                15,000           8/27/2007             $3.00

Anna A. Biascoechea            15,000           8/27/2007             $3.00

Barbara Perez                  15,000           8/27/2007             $3.00

Minh Lee                       15,000           8/27/2007             $3.00

Exhibits and Financial Statement Schedules.

      (a)   Exhibits.

                                Index of Exhibits

The following Exhibits are filed as part of this Registration Statement. All Exhibits are attached hereto unless otherwise noted.

--------------------------------------------------------------------------------
Exhibit     Description
No.
--------------------------------------------------------------------------------

3(i)        Sequoia-Legato, Incorporated Certificate of Incorporation

3(ii) Articles of Amendment to Sequoia-Legato, Incorporated Certificate of Incorporation

3(iii)      Sequoia-Legato, Incorporated By-Laws

5.4         Opinion Regarding Legality and Consent of Counsel: by Harrison Law,
            P.A.

14          Code of Ethics

23.4 Consent of Experts and Counsel: Independent Auditor's Consent by Baum & Company, Certified Public Accountants.

* Exhibit previously filed

      (b)   Financial Statement Schedules.

Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California, on March 6, 2008.


                                          (Registrant)
                                          SEQUOIA-LEGATO, INCORPORATED


                                          By: /s/ Robert K. Young
                                              --------------------------
                                              Robert K. Young, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name                        Title                                 Date
----                        -----                                 ----


/s/ Robert K. Young         Principal Executive Officer,          March 6, 2008
-------------------------   Principal Accounting Officer,
Robert K. Young             Chief Financial Officer, Secretary,
                            Chairman of the Board of Directors


/s/ Dan DeBaun              Director                              March 6, 2008
-------------------------
Dan DeBaun


/s/ Rick Day                Director                              March 6, 2008
-------------------------
Rick Day


                                    Page II-5